Exhibit 21

Subsidiaries of the Registrant

LEVI STRAUSS & CO.

Levi Strauss Financial Center Corporation

NF Industries, Inc.

Levi Strauss Global Fulfillment Services, Inc.

Levi’s Only Stores, Inc.

Hartwell Commodities Group

Levi Strauss International, Inc.

Battery Street Enterprises, Inc.

Miratrix, S.A.

Levi Strauss Japan Kabushiki Kaisha

Levi Strauss (Hong Kong) Limited

Levi Strauss Securitization Corp.

Levi’s Only Stores Georgetown, LLC

Majestic Insurance International Ltd.

Levi Strauss International

Levi Strauss Services, Inc.

Levi Strauss Commerce (Shanghai) Limited

Levi Strauss Receivables Funding, LLC

Levi Strauss de Mexico, S.A. de C.V.

Levi Strauss & Co. (Canada) Inc.

Levi Strauss-Argentina, LLC

Levi Strauss Eximco de Colombia Limitada

Levi Strauss, U.S.A., LLC

Levi Strauss Asia Pacific Division Pte Ltd

Levi Strauss do Brasil Industria e Comercio Ltda

Levi Strauss (Australia) Pty. Ltd.

Levi Strauss Mauritius Ltd.

Levi Strauss Korea Ltd.

Levi Strauss (New Zealand) Limited

Levi Strauss (Malaysia) Sdn. Bhd.

Levi Strauss (Philippines) Inc.

Levi Strauss (Phil.) Inc. II

Levi Strauss Global Operations, Inc.

Levi Strauss de Espana, S.A.

Levi Strauss Italia S.R.L.

Levi Strauss Germany GmbH

Levi Strauss Belgium SA

Levi Strauss (Suisse) SA

Levi Strauss Hungary Trading Limited Liability Company

Levi Strauss Continental SA

PT Levi Strauss Indonesia

Levi Strauss (India) Private Limited

Levi Strauss Pakistan (Private) Limited

Levi Strauss Trading (Shanghai) Limited

Dongguan Levi Apparel Company Limited

Levi Strauss Nederland B.V.

Levi Strauss International Group Finance BVBA

Levi Strauss & Co. Europe SCA

Levi Strauss International Group Finance Coordination Services SCA

Levi Strauss Istanbul Konfeksiyon Sanayi ve Ticaret A.S.

Levi Strauss South Africa (Proprietary) Ltd.

Levi Strauss Poland Sp. z.o.o.

Dockers Europe B.V.

Levi Strauss Praha, spol. s.r.o.

Levi Strauss Hellas AEBE

Levi Strauss Benelux Retail BVBA

Casualwear Direct B.V.

Levi Strauss (U.K.) Ltd.

Paris - O.L.S. S.A.R.L.

Levi Strauss Dis Ticaret Limited Sirketi

Levi Strauss Pension Trustee Ltd.